Exhibit 21




                         Subsidiaries of the Registrant
                              Westower Corporation

                  State or
                  Jurisdiction           Other Jurisdictions
Name (1)          of Incorporation          Which Qualified   Amount Owned
--------          ----------------          ---------------   ------------

Westower Holdings
Ltd.                    Wyoming                  None             100%

     Westower
     Communications,

     Inc              Washington              California, Idaho   100%
                                              Hawaii, Oregon

     Westower
     Communications
     Ltd. British Columbia, Canada
                                               Alberta,            100%
                                              Saskatchewan,
_________________                                 Canada
(1) No assumed names.